UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TPG Specialty Lending, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TPG Specialty Lending, Inc.

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

April 30, 2012

To Our Stockholders:

We are pleased to invite you to attend the 2012 Annual Meeting of Stockholders of TPG Specialty Lending, Inc. to be held on June 11, 2012, at 1:00 p.m., local time, at the offices of TPG, 888 7th Avenue (between 56th and 57th Streets), 38th Floor, New York, NY 10106.

The following pages include a formal notice of the meeting and our proxy statement. The proxy statement describes various matters on the agenda for the meeting. Please read these materials so that you will know what we plan to do at the meeting. It is important that your shares be represented at the annual meeting, regardless of whether you plan to attend the meeting in person. Please vote your shares as soon as possible through any of the voting options available to you as described in this proxy statement.

On behalf of management and our Board of Directors, we thank you for your continued support of TPG Specialty Lending, Inc.

Sincerely,

/s/ Joshua Easterly

Joshua Easterly
Chairman of the Board of Directors

Fort Worth, Texas
April 30, 2012

Important Notice Regarding the Availability of Proxy Material for the Annual Meeting of Stockholders to Be Held on June 11, 2012.

Our proxy statement and annual report from Form 10-K for the year ended December 31, 2011, are available online at www.proxyvote.com.

The following information applicable to the Annual Meeting of Stockholders may be found in the proxy statement and accompanying proxy card:

•	the date, time and location of the meeting;

•	a list of the matters intended to be acted on and our recommendations regarding those matters;

•	any control/identification numbers that you need to access proxy material online; and,

•	information about attending the meeting and voting in person.

TPG Specialty Lending, Inc.

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Notice of the 2012 Annual Meeting of Stockholders

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders of TPG Specialty Lending, Inc. will be held at the offices of TPG, 888 7th Avenue (between 56th and 57th Streets), 38th Floor, New York, NY 10106 on June 11, 2012, at 1:00 p.m., local time. The 2012 Annual Meeting of Stockholders is being held for the following purposes:

1. To elect two Class I directors, each to serve for a three-year term and until a successor has been duly elected and qualified or until the director’s earlier resignation or removal.

2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

3. To transact such other business as may properly come before the 2012 Annual Meeting of Stockholders or any postponement or adjournment thereof.

Only stockholders of record at the close of business on April 26, 2012, are entitled to notice of and to vote at the 2012 Annual Meeting of Stockholders or any postponement or adjournment thereof.

By Order of the Board of Directors,

/s/ David Reintjes

David Reintjes
Secretary and Chief Compliance Officer

Fort Worth, Texas

April 30, 2012

YOUR VOTE IS IMPORTANT! WE HOPE YOU WILL VOTE BY MARKING, SIGNING AND RETURNING YOUR PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. EVEN IF YOU VOTE YOUR SHARES PRIOR TO THE MEETING, YOU STILL MAY ATTEND THE MEETING AND VOTE YOUR SHARES IN PERSON.

TPG Specialty Lending, Inc.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

PROXY STATEMENT

FOR THE 2012

ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of TPG Specialty Lending, Inc., which is sometimes referred to in this proxy statement as “TSL”, “we”, “us”, “our”, or the “Company,” for use at the 2012 Annual Meeting of Stockholders (the “Meeting”) to be held at the offices of TPG, 888 7th Avenue (between 56th and 57th Streets), 38th Floor, New York, NY 10106 on June 11, 2012, at 1:00 p.m., local time. Only holders of record of our common stock at the close of business on April 26, 2012, which is the record date, will be entitled to vote at the Meeting. At the close of business on the record date, we had 295,059 shares of common stock outstanding and entitled to vote. This proxy statement, including the accompanying form of proxy (collectively, the “Proxy Statement”), and the Company’s Annual Report for the fiscal year ended December 31, 2011, are first being sent to stockholders on or about April 30, 2012. The Annual Report and Proxy Statement can both be accessed online at www.proxyvote.com.

All proxies will be voted in accordance with the instructions contained therein. Unless contrary instructions are specified, if the accompanying proxy is executed and returned (and not revoked) prior to the Meeting, the shares of TSL common stock represented by the proxy will be voted (1) FOR the election of each of the two Class I director candidates nominated by the Board and (2) FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Should any matter not described above be properly presented at the Meeting, the named proxies will vote in accordance with their best judgment as permitted.

Voting Rights

Holders of our common stock are entitled to one vote for each share held as of the record date.

The 2012 Annual Meeting of Stockholders is being held for the following purposes:

1. To elect two Class I directors, each to serve for a three-year term and until a successor has been duly elected and qualified or until the director’s earlier resignation or removal.

2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

3. To transact such other business as may properly come before the 2012 Annual Meeting of Stockholders or any postponement or adjournment thereof.

Quorum, Effect of Abstentions and Broker Non-Votes, Vote Required to Approve the Proposals

A majority of the outstanding shares of common stock must be present or represented by proxy at the Meeting in order to have a quorum. If you have properly voted by proxy via mail, you will be considered part of the quorum. We will count “abstain” and “withhold” votes as present for the purpose of establishing a quorum for the transaction of business at the Meeting. If at any time shares are held through brokers, we will count broker non-votes as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner votes on some matters on the proxy card, but not on others, because the broker does not have instructions from the beneficial owner or discretionary authority (or declines to exercise discretionary authority) with respect to those other matters.

Provided a quorum is present, directors are elected by a plurality of the votes represented at the meeting and voted for nominee(s) in the election. Broker non-votes, if any, though counted for purposes of establishing a quorum, will not affect the outcome of the voting on the elections. A proxy marked “withhold” with respect to a director nominee will result in such director nominee receiving one fewer “FOR” vote that would count towards a plurality.

The affirmative vote of the majority of shares represented at the meeting and voting on the proposal will determine the outcome of the ratification of our independent registered public accounting firm. For each of these proposals, “abstain” votes and broker non-votes, if any, though counted for purposes of establishing a quorum, will have no effect on the outcome of the vote.

The inspector of elections appointed for the Meeting will separately tabulate affirmative and “withhold” votes, “abstain” votes and broker non-votes.

Adjournment of Meeting

In the event that a quorum shall fail to attend the Meeting, either in person or represented by proxy, the stockholders entitled to vote at the Meeting (present in person or represented by proxy) shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or, if after adjournment a new record date is set, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Any such adjournment proposed by a stockholder or person named as a proxy would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Meeting.

Proxies for the Meeting

The named proxies for the Meeting are David Reintjes and David Stiepleman (or their duly authorized designees), who will follow submitted proxy voting instructions. They will vote as the Board recommends herein as to any submitted proxies that do not direct how to vote on any item, and will vote on any other matters properly presented at the Meeting in their judgment.

Expenses of Soliciting Proxies

TSL will pay the expenses of soliciting proxies to be voted at the Meeting. TSL has retained Broadridge Investor Communications Solutions, Inc. to assist with the solicitation of proxies for a fee of approximately $6,000, plus reimbursement of expenses.

Revocability of Proxies

A stockholder may revoke any proxy that is not irrevocable by attending the Meeting and voting in person or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Company.

Contact Information for Proxy Solicitation

You can contact us by mail sent to the attention of the Secretary of the Company, David Reintjes, at our principal executive offices located at 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102. You can call us by dialing (817) 871-4000. You can access our proxy materials online at www.proxyvote.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. The following table sets forth, as of April 16, 2012, the beneficial ownership as indicated in the Company’s books and records of each current director, the nominees for director, the Company’s executive officers, the executive officers and directors as a group, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock.

The percentage ownership is based on 295,059 shares of common stock outstanding as of April 16, 2012. To our knowledge, except as indicated in the footnotes to the table, each of the stockholders listed below has sole voting and/or investment power with respect to shares beneficially owned by such stockholder. Unless otherwise indicated by footnote, the address for each listed individual is 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

Name of Individual or Identity of Group	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock Beneficially Owned (1)
Directors and Executive Officers:
Interested Directors
Joshua Easterly (2)	58.8	*
Michael Fishman (3)	235.4	0.1%
Independent Directors
Richard Higginbotham (Director Nominee)	—	0.0%
John Ross	—	0.0%
Ronald Tanemura (Director Nominee)	—	0.0%
Interested Executive Officers
Ronald Cami (4)	—	0.0%
Alan Kirshenbaum (5)	35.1	*
David Reintjes (6)	—	0.0%
David Stiepleman (7)	23.5	*
John Viola (8)	117.5	*
Alan Waxman (10)	18,883.0	6.4%
All Directors and Named Executive Officers as a Group	19,353.3	6.6%
Five-Percent Stockholders:
MSSB TPG Specialty Lending Onshore Feeder Fund (9)	53,976	18.3%
State of New Jersey Common Pension Fund B	47,159	16.0%
Universities Superannuation Scheme Ltd.	35,286	12.0%
Oregon Public Employees Retirement Fund	23,577	8.0%
State Teachers Retirement System of Ohio	23,403	7.9%
TPG Funds (10)	22,583	7.7%

*	Represents less than 0.1%.
(1)

For purposes of this table, a person or group is deemed to have “beneficial ownership” of any shares of common stock as of a given date which such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days after such date. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of determining the percentage of shares beneficially owned for such person, but is not deemed to be outstanding for the purpose of computing the percentage of beneficial ownership of any other person (except in the case of directors and executive officers as a group). Except as otherwise noted, each beneficial owner of more than five percent of our common stock and each director and executive officer has sole voting and/or investment power over the shares reported.
(2)	Mr. Easterly is Managing Director of TPG Opportunities Partners (“TOP”), which is affiliated with Tarrant and Group Advisors. Mr. Easterly disclaims beneficial ownership of the shares that are or may be beneficially owned by Tarrant, Group Advisors or any of its affiliates.
(3)	Mr. Fishman is employed by TSL Advisers, LLC (the “Adviser” or “TSL Advisers”), which is affiliated with Tarrant and Group Advisors. Mr. Fishman disclaims beneficial ownership of the shares that are or may be beneficially owned by Tarrant, Group Advisors or any of its affiliates.
(4)	Mr. Cami is a partner of TPG. Mr. Cami disclaims beneficial ownership of the shares that are or may be beneficially owned by Tarrant, Group Advisors or any of its affiliates.
(5)	Mr. Kirshenbaum is the Chief Financial Officer of TOP, which is affiliated with Tarrant and Group Advisors. Mr. Kirshenbaum disclaims beneficial ownership of the shares that are or may be beneficially owned by Tarrant, Group Advisors or any of its affiliates.
(6)	Mr. Reintjes is TPG’s Chief Compliance Officer. Mr. Reintjes disclaims beneficial ownership of the shares that are or may be beneficially owned by Tarrant, Group Advisors or any of its affiliates.
(7)	Mr. Stiepleman is a Managing Director of TOP, which is affiliated with Tarrant and Group Advisors. Mr. Stiepleman disclaims beneficial ownership of the shares that are or may be beneficially owned by Tarrant, Group Advisors or any of its affiliates.
(8)	Mr. Viola is a partner of TPG. Mr. Viola disclaims beneficial ownership of the shares that are or may be beneficially owned by Tarrant, Group Advisors or any of its affiliates.
(9)	Based upon a Form 4 filed by MSSB TPG Specialty Lending Onshore Feeder Fund (“MSSB Onshore Feeder Fund”) on March 20, 2012, although MSSB Onshore Feeder Fund beneficially owns 53,976 shares of common stock and would otherwise be entitled to vote such shares, MSSB Onshore Feeder Fund has contractually agreed to pass such voting rights through to its underlying investors (each an “MSSB Unitholder” and collectively, the “MSSB Unitholders”) pro rata in accordance with each MSSB Unitholder’s relative ownership of units of the MSSB Onshore Feeder Fund. Each MSSB Unitholder will make its own determination as to how to vote with respect to its portion of the MSSB Onshore Feeder Fund’s shares of the Company, as well as whether or not to vote with respect to such shares. If MSSB Unitholders representing a certain percentage vote their interests, MSSB Onshore Feeder Fund will vote all shares in accordance with the votes received. If, however, less than the agreed upon representative vote is received, MSSB Onshore Feeder Fund will not vote any of the shares.
(10)	The common stock beneficially owned by the TPG Funds (as defined below) reflects an aggregate beneficial ownership as of April 16, 2012 of (i) 18,883 shares of common stock (the “TSL Shares”) held by TSL Advisers; (ii) 3,699 shares of common stock (the “TSL FOF Shares”) held by TSL FOF, L.P., a Delaware limited partnership (“TSL FOF”); and, (iii) 1 share of common stock held by Tarrant Advisers, Inc., a Delaware corporation (“Tarrant” and, together with TSL Advisors and TSL FOF, the “TPG Funds”).

TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation (“Group Advisors”), is the general partner of TPG Group Holdings (SBS), L.P., a Delaware limited partnership, which is the sole member of TPG Holdings II-A, LLC, a Delaware limited liability company, which is the general partner of TPG Holdings II, L.P., a Delaware limited partnership, which is the general partner of TPG Holdings II Sub, L.P., a Delaware limited partnership (“Holdings II Sub”), which is a member of TSL Advisers. Because of the relationship between Holdings II Sub and TSL Advisers, Group Advisors may be deemed to beneficially own the TSL Shares.

Tarrant Capital Advisors, Inc., a Delaware corporation (“Tarrant Capital”) is the sole stockholder of Tarrant, which is the general partner of TSL Equity Partners, L.P., a Delaware limited partnership (“Equity Partners”), which is a member of TSL Advisers. Because of the investment by Equity Partners in TSL Advisers, Tarrant Capital may be deemed to beneficially own 15,350 of the TSL Shares (the “Tarrant TSL Shares”). Tarrant is also the general partner of TSL FOF. Because of the relationship between Tarrant and TSL FOF, Tarrant Capital may be deemed to beneficially own the TSL FOF Shares. In addition, Tarrant directly holds a share of common stock of the Company (the “Tarrant Share” and, together with the Tarrant TSL Shares and the TSL FOF Shares, the “Tarrant Shares”).

Messrs. Bonderman and Coulter are the directors, officers and sole stockholders of each of Tarrant Capital and Group Advisors. Because of the relationship of Messrs. Bonderman and Coulter to Tarrant Capital and Group Advisors, each of Messrs. Bonderman and Coulter may be deemed to beneficially own the TSL Shares and the Tarrant Shares. Messrs. Bonderman and Coulter disclaim beneficial ownership of the TSL Shares and the Tarrant Shares except to the extent of their pecuniary interest therein. Because Mr. Waxman is a member of the board of managers of TSL Advisers, he may be deemed to beneficially own the TSL Shares. Mr. Waxman disclaims beneficial ownership of the TSL Shares except to the extent of his pecuniary interest therein.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board is presently composed of five directors, divided into three classes, designated as Class I, Class II and Class III, each serving staggered three-year terms. The term of our Class I directors expire at the Meeting; the terms of our Class II directors will expire at the 2013 annual meeting of stockholders; and the terms of our Class III directors will expire at the 2014 annual meeting of stockholders.

The board has nominated Richard Higginbotham and Ronald Tanemura, as Class I directors, each to serve until his successor is duly elected and qualified at the annual meeting of stockholders held in 2015 or until his earlier death, resignation or removal. Messrs. Higginbotham and Tanemura are currently directors of TSL.

Messrs. Higginbotham and Tanemura have consented to being named in this proxy statement and to serving as directors if elected at the Meeting. If for any reason, either or both of them become unable or unwilling to serve at the time of the Meeting, the persons named as proxies in the proxy will have the authority to vote for a substitute nominee or nominees. We do not anticipate that either Mr. Higginbotham or Mr. Tanemura will be unable or unwilling to serve.

The board has determined that Messrs. Higginbotham and Tanemura are not “interested persons” of the Company, of the Adviser, or of any of their respective affiliates as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”). Under the terms of an agreement between TSL and Universities Superannuation Scheme Ltd. (“USS”), USS has the right to nominate one director to our Board. This right to nominate has not been exercised by USS for this election, and can only be exercised through written notice to TSL. We cannot assure you that USS will not exercise this right in the future.

The board recommends that stockholders vote “FOR” the Company’s nominees for Class I Director.

Biographical Information

Set forth below are brief biographies of Messrs. Higginbotham and Tanemura and of all other members of the Board who will continue in office. Also included below following each biography is a brief discussion of the specific experience, qualifications, attributes or skills that led our Board to conclude that the applicable director should serve on our Board at this time. In addition, set forth further below is a biography of each of our executive officers who is not a director.

Nominees for Election as Class I Directors

Set forth below is certain information relating to our directors, including details on each director/nominee’s specific experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a director of the Company.

	Age	Position	Expiration of Term	Director Since
Richard Higginbotham	64	Director (Independent)	2015	2011

Ronald Tanemura	48	Director (Independent)	2015	2011

Richard Higginbotham was elected a director of TSL in March 2011. Since September 2010, he has been a director of Healthcare Finance Group LLC. Between July 2008 and March 2010, he was a director and then chairman of Tygris Commercial Finance Group, Inc., a TPG portfolio company. From 2004 to 2005, Mr. Higginbotham was the President of Asset Based Lending and Leasing at Bank of America. Prior to that, he worked for 35 years, including in various senior executive positions, at Fleet Bank, Fleet Financial Group, Inc. and FleetBoston Financial, Inc. Mr. Higginbotham holds a B.A. in Political Science from Brown University. Mr. Higginbotham’s depth of experience in senior executive positions in the financial sector provides the Board with valuable experience, insight and perspective in the credit sector.

Ronald Tanemura was elected a director of TSL in March 2011. Since 2012, Mr. Tanemura has served as a director of Lehman Brothers Holdings Inc. (“LBHI”) in New York and is a member of the Derivatives, Loans and Banks, Non-Controlled Affiliates and Finance committees of LBHI. In addition, he serves as a board member of the following companies currently managed by LBHI under its plan of reorganization: Lehman Brothers Special Financing Inc., Lehman Brothers Commodity Services Inc., Lehman Brothers OTC Derivatives Inc., Lehman Brothers Commercial Corporation, Lehman Brothers Financial Products Inc., Lehman Brothers Derivative Products Inc., and Merit, LLC. Also, since 2009, he has served as a non-executive director of ICE Clear Europe in London. From 2008 to 2010, he served as an independent advisor to the ICE Trust U.S. LLC. Between 2004 and 2006, Mr. Tanemura served as an Advisory Director to Goldman, Sachs & Co. Prior to that, Mr. Tanemura was a Partner at Goldman, Sachs & Co. from 2000 to 2004 where he was the Global Co-Head of Credit Derivatives and a member of the Fixed Income, Currency and Commodities Risk Committee and Firmwide Credit Policy Committee. In addition, Mr. Tanemura has led a variety of fixed income businesses, working at Deutsche Bank from 1996 to 2000 and at Salomon Brothers from 1985 to 1996. Mr. Tanemura holds an A.B. in Computer Science from the University of California, Berkeley. Mr. Tanemura’s extensive experience in the financial markets provides the Board with valuable industry-specific knowledge.

Incumbent Class II Director: Term Expiring 2013

	Age	Position	Expiration of Term	Director Since
John Ross	67	Director (Independent)	2013	2011

John Ross was elected a director of TSL in March 2011. Mr. Ross was a director and member of the board risk management committee of DBS Bank Ltd., Singapore from 2003 to 2011, was its Non-executive Chairman between 2009 and 2011 and Chairman of its Nominating Committee between 2008 and 2011. From 1992 to 2002, Mr. Ross worked at Deutsche Bank Group, where he served as Corporate Chief Operating Officer from 2001 to 2002. Mr. Ross holds a B.A. in American History from Hobart & William Smith Colleges and an M.B.A. from The Wharton School of the University of Pennsylvania. Mr. Ross’s experience serving as a director of a regulated bank, as well as his past experience as a chief operating officer, provides the Board and, specifically, the Audit Committee, which he chairs, with valuable knowledge and insight in the financial services sector as well as experience in financial and accounting matters.

Incumbent Class III Directors: Term Expiring 2014

	Age	Position	Expiration of Term	Director Since
Joshua Easterly	36	Director (Interested)	2014	2011

Michael Fishman	49	Director (Interested)	2014	2011

Joshua Easterly was appointed a Vice President and elected a director of TSL in March 2011. Mr. Easterly is a Managing Director of TOP and the Co-Chief Investment Officer of the Adviser. Between 2008 and 2010, he was a Managing Director at Goldman, Sachs & Co. in the Americas Special Situations Group, which invested Goldman’s capital in both the public markets and private transactions in distressed and special situations. Between 2006 and 2008, he served as a Director, Management Committee Member and Co-Head of the Goldman Sachs Specialty Lending Group. Prior to joining Goldman, Sachs & Co. in March 2006, Mr. Easterly was Senior Vice President, Northeast Regional Originations Manager at Wells Fargo Foothill, the $8 billion commercial finance company of Wells Fargo and Company. Mr. Easterly graduated from California State University, Fresno with a Bachelor of Science degree in Business Administration, magna cum laude. Mr. Easterly’s depth of experience investing in a variety of distressed and special situations transactions as well as his extensive knowledge of the business and operations of TOP provides the Board with valuable insight and expertise.

Michael Fishman was appointed director and Chief Executive Officer of TSL in April 2011. Mr. Fishman has been an executive in corporate lending for more than 20 years with senior management experience in credit, portfolio management and primary loan originations. Prior to joining TSL, Mr. Fishman was the Executive Vice President and National Director of Loan Originations for Wells Fargo Capital Finance (“WFCF”), formerly known as Wells Fargo Foothill and Foothill Capital Corporation. In this role, Mr. Fishman sat on the senior investment committee and was responsible for primary and secondary lending, loan distribution and syndications, strategic transactions and new lending products. From 2000 to 2007, he built the team that grew WFCF’s assets under management from approximately $2 billion to over $10 billion. Mr. Fishman has also contributed to various industry publications and panel discussions, and has sat on the board of the American Bankruptcy Institute. He holds a degree in Finance from Rochester Institute of Technology. Mr. Fishman’s extensive experience in the credit markets provides the Board with valuable industry-specific knowledge.

Equity Owned by Directors and Nominees in the Company

The following table sets forth the dollar range of equity securities of the Company beneficially owned by each director or director nominee as of the Record Date. The Company is not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Dollar Range of our Common Stock Beneficially Owned (1) (2)
Interested Directors
Joshua Easterly	$50,001 - $100,000
Michael Fishman	over $100,000
Independent Directors
Richard Higginbotham (Director Nominee)	—
John Ross	—
Ronald Tanemura (Director Nominee)	—

(1)	The dollar ranges used in the above table are $1—$10,000, $10,001—$50,000, $50,001—$100,000, or over $100,000.
(2)	Dollar ranges were determined using the number of shares that are beneficially owned as of April 16, 2012, multiplied by the Company’s net asset value per share as of December 31, 2011.

Litigation involving Directors and Nominees adverse to the Company

None.

Information Regarding Executive Officers Who Are Not Directors

	Age	Position	Officer Since
Ronald Cami	44	Vice President	2011
Alan Kirshenbaum	40	Vice President	2011
David Reintjes	40	Chief Compliance Officer and Secretary	2011
David Stiepleman	40	Vice President	2011
John Viola	46	Chief Financial Officer	2011
Alan Waxman	37	Vice President	2011

Ronald Cami is a Vice President of the Company. Mr. Cami joined TPG as partner and General Counsel in June 2010. From 2000 until he joined TPG in 2010, Mr. Cami was a partner at the law firm Cravath, Swaine & Moore LLP, in New York, where his practice focused on mergers and acquisitions, leveraged transactions and general corporate and board advice. From 1994 through 2000, Mr. Cami was an associate in the New York and London offices of Cravath, Swaine & Moore LLP. Prior to that, Mr. Cami served as a law clerk to the Honorable Kevin Thomas Duffy of the Southern District of New York, during which time Judge Duffy presided over the World Trade Center bombing case. Mr. Cami has also served as a director of Blount International Inc. since December 2010. Mr. Cami received his B.A. from Harvard University and his J.D. from Rutgers Law School.

Alan Kirshenbaum is a Vice President of the Company. Mr. Kirshenbaum has also been the Chief Financial Officer and an Executive Director of TOP since 2011. From 2007 to 2011, Mr. Kirshenbaum was the Chief Financial Officer of Natsource, a private investment firm. Mr. Kirshenbaum was a Managing Director, Chief Operating Officer and Chief Financial Officer of MainStay Investments from 2006 to 2007. Mr. Kirshenbaum joined Bear Stearns Asset Management (“BSAM”) in 1999 and was BSAM’s Chief Financial Officer from 2003 to 2006. Prior to working at BSAM, Mr. Kirshenbaum worked in public accounting at KPMG from 1996 to 1999 and J.H. Cohn from 1994 to 1996. Mr. Kirshenbaum is a Certified Public Accountant. Mr. Kirshenbaum received a B.S. from Rutgers University in 1994 and an M.B.A. from New York University’s Stern School of Business in 2003.

David Reintjes is the Chief Compliance Officer and Secretary of the Company. He is also TPG’s Chief Compliance Officer and Deputy General Counsel. Prior to joining TPG in 2007, Mr. Reintjes was a member of the corporate practice group at Sonnenschein Nath & Rosenthal LLP (now SNR Denton), and, from 1997 to 2005, he was a member of the corporate and securities practice group at Kelly, Hart & Hallman LLP. Mr. Reintjes received a J.D. from the University of Kansas and a B.A. from the University of Notre Dame.

David Stiepleman is a Vice President of the Company. He has also served as the Chief Operating Officer and a Managing Director of TOP since 2010. From 2007 to 2010, Mr. Stiepleman was a Managing Director and the Deputy General Counsel of Fortress Investment Group LLC, where he was the lead lawyer responsible for that firm’s new business initiatives. Prior to that, from 2003 to 2007, he was lead counsel to the Americas Special Situations Group and the Mortgages Department at Goldman, Sachs & Co. Mr. Stiepleman received a B.A. in French and Political Science from Amherst College and a J.D. from Columbia University.

John Viola is Chief Financial Officer of the Company. He is also a TPG partner, TPG’s Chief Financial Officer and a member of TPG’s Management Committee. Prior to joining TPG in 2001, Mr. Viola was Vice President of Colony Capital, LLC, responsible for the general management of Colony Capital, LLC’s operations and for certain financial matters, including investor reporting and deal structuring. Prior to joining Colony Capital, LLC in 1993, Mr. Viola was controller for the California Community Reinvestment Corporation (“CCRC”). Before joining CCRC, Mr. Viola spent five years in the Los Angeles office of Ernst & Young LLP, where he worked with a number of public and private entrepreneurial clients. Mr. Viola received a B.S. from Loyola Marymount University and an M.B.A. from the UCLA Anderson School of Management. Mr. Viola is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Alan Waxman has served as a Vice President of the Company since 2011. Mr. Waxman is a TPG partner and is a member of the TPG’s Executive Committee. He has been the Chief Investment Officer of TOP and Co-Chief Investment Officer of the Adviser from inception. Prior to joining TPG in 2009, Mr. Waxman was a Partner at Goldman, Sachs & Co. During his career at Goldman, Sachs & Co., he co-headed the Americas Special Situations Group, which invested Goldman’s capital in both the public markets and private transactions in distressed and special situations. Mr. Waxman began his career at Goldman, Sachs & Co. in 1998. He holds a B.A. in International Relations from the University of Pennsylvania and where he currently serves on their board of the School of Arts and Sciences.

CORPORATE GOVERNANCE

Our Board of Directors

Board Composition

Pursuant to our amended and restated certificate of incorporation, (the “Amended and Restated Certificate of Incorporation”), our Board consists of five members. The Board is divided into three classes, with the members of each class each serving staggered, three-year terms; however, the initial members of the three classes have initial terms of one, two and three years, respectively. The terms of our Class I directors will expire at the Meeting; the term of our Class II director will expire at the 2013 annual meeting of stockholders; and the terms of our Class III directors will expire at the 2014 annual meeting of stockholders.

Messrs. Higginbotham and Tanemura serve as Class I directors (with a term expiring at the Meeting). Mr. Ross serves as a Class II director (with a term expiring in 2014). Messrs. Easterly and Fishman serve as Class III directors (with a term expiring in 2014).

Independent Directors

Pursuant to the Amended and Restated Certificate of Incorporation, a majority of the Board will at all times consist of directors who are not “interested persons” of the Company, of the Adviser, or of any of their respective affiliates, as defined in the 1940 Act (“Independent Directors”).

Consistent with these considerations, after review of all relevant transactions and relationships between each director, or any of his or her family members, and the Company, the Adviser, or of any of their respective affiliates, the Board has determined that Messrs. Higginbotham, Ross and Tanemura qualify as Independent Directors. Each director who serves on the Audit Committee is an independent director for purposes of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

Interested Directors

Messrs. Easterly and Fishman are considered “interested persons” (as defined in the 1940 Act) of the Company since both of them are employed by the Adviser. See “Proposal No. 1 Election Of Directors – Biographical Information.”

Nominating Rights and Observers

Under the terms of an agreement between TSL and Universities Superannuation Scheme Ltd. (“USS”), USS has the right to nominate one director to our Board of Directors. This right to nominate has not been exercised by USS for this election, and can only be exercised through written notice to TSL. We cannot assure you that USS will not exercise this right in the future.

Under the terms of agreements between TSL and Oregon Public Employees Retirement Fund, State Teachers Retirement System of Ohio, State of New Jersey Common Pension Fund B, and USS, TSL shall invite a representative from each to attend the meetings of the Board (including any meeting of the IPO Committee) in a nonvoting observer capacity. The USS observer right will terminate upon election of its representative.

Meetings and Attendance

Our Board met six times during 2011 and acted on various occasions by written consent. No incumbent director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board (held during the period for which he has been a director) and the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

Board Attendance at the Meeting

Our policy is to encourage our directors to attend each annual meeting; however, such attendance is not required at this time.

Board Leadership Structure and Role in Risk Oversight

Our Board monitors and performs an oversight role with respect to our business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to us. Among other things, our Board approves the appointment of our investment adviser and our officers, reviews and monitors the services and activities performed by our investment adviser and our executive officers, and approves the engagement, and reviews the performance of, our independent registered public accounting firm.

Our Board designates a chairman to preside over the meetings of the Board and to perform such other duties as may be assigned to him by the Board. We do not have a fixed policy as to whether the chairman of the Board should be an Independent Director and believe that we should maintain the flexibility to select the chairman and reorganize the leadership structure, from time to time, based on the criteria that is in our best interests and the best interests of our stockholders at such times.

Presently, Mr. Easterly serves as the chairman of our Board. We believe that Mr. Easterly’s familiarity with the Company’s investment platform and extensive knowledge of the financial services industry qualifies him to serve as the chairman of our Board.

Our Board does not currently have a designated lead Independent Director. We are aware of the potential conflicts that may arise when a non-Independent Director is chairman of the Board, but believe these potential conflicts are offset by our strong corporate governance practices. Our corporate governance practices include regular meetings of the Independent Directors in executive session without the presence of interested directors and management, the establishment of an Audit Committee, comprised solely of independent directors for the purposes of Rule 10A-3 under the 1934 Act and the appointment of our Chief Compliance Officer, with whom the Independent Directors meet with in executive session, for administering our compliance policies and procedures. While certain non-management members of our Board currently participate on the boards of directors of other companies, we do not view their participation as excessive or as interfering with their duties on our Board.

The Board performs its risk oversight function primarily through (i) its committees; and, (ii) monitoring by the Company’s Chief Compliance Officer in accordance with its compliance policies and procedures.

As described below in more detail under “Audit Committee”, the Audit Committee assists the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, the Company’s systems of internal controls regarding finance and accounting, and audits of the Company’s financial statements. The Audit Committee also discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Audit Committee consists solely of independent directors for the purposes of Rule 10A-3 under the 1934 Act.

The Board also performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. The Company’s Chief Compliance Officer prepares a written report annually discussing the adequacy and effectiveness of the compliance policies and procedures of the Company. The Chief Compliance Officer’s report, which is reviewed by the Board, addresses (i) the adequacy of the compliance policies and procedures of the Company and certain of its service providers since the last report; (ii) any material changes to such policies and procedures or recommended changes; and, (iii) any compliance matter that has occurred about which the

Board would reasonably need to know to oversee the Company’s compliance activities and risks. In addition, the Chief Compliance Officer meets separately in executive session with the Independent Directors periodically, typically every quarter, but in no event less than once each year.

The Company believes that the Board’s role in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a BDC. Specifically, as a BDC, the Company must comply with certain regulatory requirements that control the levels of risk in its business and operations. For example, the Company’s ability to incur indebtedness is limited such that its asset coverage must equal at least 200% immediately after each time it incurs indebtedness, the Company generally has to invest at least 70% of its total assets in “qualifying assets” and, subject to certain exceptions, the Company is not generally permitted to invest in any portfolio company in which its affiliates currently has an investment. In addition, the Company intends to elect to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code. As a RIC, the Company must, among other things, meet certain source of income and asset diversification requirements.

Further, the Company believes that the Board’s structure and practices enhance its risk oversight in that the Company’s Independent Directors separately meet in executive sessions with the Chief Compliance Officer and auditor without any conflict that could be perceived to discourage critical review.

The Company believes that board roles in risk oversight must be evaluated on a case-by-case basis and that its existing board role in risk oversight is appropriate.

Communications with Directors

Our Board has established procedures whereby our stockholders and other interested parties may communicate with any member of our Board, the chairman of any of our Board committees or with our non-management directors as a group by mail addressed to the applicable directors or director group, in the care of the Secretary of the Company, David Reintjes, TPG Specialty Lending, Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102. Such communications should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations, will be forwarded to the appropriate director, or directors, for review.

Committees of the Board of Directors

We currently have two standing committees: the Audit Committee and the IPO Committee.

Audit Committee

The Audit Committee operates pursuant to the Audit Committee Charter; a copy of which is included in Appendix A. The Audit Committee Charter sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board in fulfilling its responsibilities for the Company’s accounting and reporting processes and the audits of its financial statements by overseeing and monitoring: the quality and integrity of our financial statements, the adequacy of our system of internal controls, the financial reporting process, including the valuation of investments, the review of the independence and performance of, as well as communicate openly with, our independent registered public accounting firm and our compliance with legal and regulatory requirements. Our Board has designated Mr. Ross as an “Audit Committee financial expert” pursuant to the provisions of Item 407(d)(5) of Regulation S-K, and pursuant to the Audit Committee Charter our Audit Committee is comprised solely of members who are independent directors for the purposes of Rule 10A-3 under the 1934 Act.

Messrs. Ross, Higginbotham, and Tanemura are members of the Audit Committee and Mr. Ross serves as Chairman. The Audit Committee held four meetings in 2011.

IPO Committee

The Bylaws also establish an IPO Committee. The IPO Committee’s primary function is to advise the Board regarding matters relating to a possible initial public offering (an “IPO”) of the Company’s common stock, including (i) the preparation of any registration statement and prospectus in connection with an IPO; (ii) the issuance and sale of the Company’s common stock; (iii) the negotiation of the terms and conditions of any underwriting agreements relating to an IPO; (iv) the determination that all common stock is validly issued; and, (v) the authorization of certain of the Company’s officers to execute and deliver the documents relevant to an IPO. The IPO Committee acts solely in an advisory capacity to the Board and is not authorized to take any actions on behalf of the Board or the Company.

Messrs. Easterly and Tanemura are members of the IPO Committee. The IPO Committee did not hold any meetings in 2011 and currently does not have a designated chairman.

Compensation Committee

The Board does not have a compensation committee because our executive officers do not receive any direct compensation from the Company.

Director Nominations

Nomination for election as a director may be made by, or at the direction of, the Board or by stockholders in compliance with the procedures set forth in our Bylaws. The Company does not have a standing nominating committee.

Our Bylaws provide the procedures to be followed by a stockholder desiring to make a director nomination. In order for a stockholder to properly bring any item of business before a meeting of stockholders, including nominations to serve as a director, such stockholder must give timely notice thereof in writing to our Secretary in compliance with the requirements of our bylaws. Stockholder notices or nominations for director should be made in writing to the Secretary of the Company, David Reintjes, TPG Specialty Lending, Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102. Please refer to the text of our Bylaws (including Article II, paragraph (K)) which are on file with the SEC, and “Bylaw Requirements for Stockholder Submission of Nominations and Proposals” in this proxy statement for additional information.

In evaluating director nominees, our Board considers, among others, the following factors:

•	the appropriate size and composition of our Board;

•	whether or not the person is an “interested person” of TSL as defined in Section 2(a)(19) of the 1940 Act;

•	the needs of TSL with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	character and integrity;

•	familiarity with national and international business matters;

•	experience with accounting rules and practices;

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members; and,

•	any applicable laws, rules, regulations, and listing standards.

The Board’s goal is to assemble a board that brings to TSL a variety of perspectives and skills derived from high-quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although our Board may also consider such other factors as they may deem are in the best interests of TSL and its stockholders. The Board also believes it appropriate for certain key members of our management to participate as members of the Board.

The Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the independent members of the Board identify the desired skills and experience of a new nominee in light of the criteria above. The members of the Board are polled for suggestions as to individuals meeting the aforementioned criteria. Research may also be performed to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees although we reserve the right in the future to retain a third party search firm, if necessary.

The Board has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the Board considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The Board generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending director nominees. The Board believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Board’s goal of creating a Board that best serves the needs of TSL and the interests of its shareholders.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics which applies to, among others, our executive officers, including our Principal Executive Officer and Principal Financial Officer, as well as every officer, director and employee of the Company. There have been no material changes to our corporate code of ethics or material waivers of the code that apply to our Chief Executive Officer or Chief Financial Officer.

We hereby undertake to provide a copy of this code to any person, without charge, upon request. Requests for a copy of this code may be made in writing addressed to the Secretary of the Company, David Reintjes, TPG Specialty Lending, Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

Involvement in Certain Legal Proceedings

None.

Election of Officers

Our Board elects our officers and our officers serve until their resignation or termination or until their successors are duly elected and qualified.

Compensation and Insider Participation

Compensation of Independent Directors

We pay each Independent Director the following amounts for serving as a director (i) a $75,000 annual retainer; (ii) $2,500 for each meeting of the Board attended; (iii) $1,000 for each committee meeting of the

Company attended; (iv) an additional fee of $5,000 per year for the chairman of the Audit Committee; and, (v) an additional fee of $5,000 per year for the chairman of the IPO Committee, to the extent such chairman is an Independent Director. For the year ended December 31, 2011, the annual retainer and chairman fees were prorated from the date of the formation of the Board. The Company also reimbursed directors for certain out-of-pocket expenses each Independent Director incurred in connection with the fulfillment of his duties as an Independent Director. In each case such amounts were under $1,500 in the aggregate per Independent Director.

The following table sets forth information concerning total compensation earned by or paid to each of our Independent Directors during the fiscal year ended December 31, 2011:

	Fees Earned or Paid
	in Cash	Total
Richard Higginbotham	$80,250	$80,250
John Ross	$84,333	$84,333
Ronald Tanemura	$80,250	$80,250

Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Adviser or its affiliates, pursuant to the terms of the investment advisory agreement entered into by and between the Company and the Adviser, as amended (the “Amended Advisory Agreement”) and the administration agreement entered into by and between the Company and the Adviser (the “Administration Agreement”). Each of our executive officers is an employee of the Adviser or its affiliates. Our day-to-day investment operations are managed by the Adviser. Most of the services necessary for the origination and administration of our investment portfolio are provided by investment professionals employed by the Adviser or its affiliates.

None of our executive officers receives direct compensation from us. We reimburse the Adviser the allocable portion of the compensation paid by the Adviser (or its affiliates) to the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on the percentage of time such individuals devote, on an estimated basis, to the business and affairs of the Company). Certain of our executive officers and other members of our investment team, through their ownership interest in or management positions with the Adviser or its affiliates, are entitled to a portion of any profits earned by the Adviser, which includes any fees payable to the Adviser under the terms of our Amended Advisory Agreement, less expenses incurred by the Adviser in performing its services under our Amended Advisory Agreement. The Adviser or such affiliates may pay additional salaries, bonuses, and individual performance awards and/or individual performance bonuses to our executive officers in addition to their ownership interest.

Our Investment Adviser and Administrator

The Adviser is affiliated with TPG. “TPG” refers to TPG Capital, L.P. together with its affiliates. TPG is a leading global diversified alternative investment firm with total assets under management of approximately $49 billion as of December 31, 2011.

The Adviser is a registered investment adviser with the SEC under the Advisers Act. The Adviser sources and manages our portfolio through a team of investment professionals (the “Investment Team”), led by our Chief Executive Officer, Michael Fishman, and our Co-Chief Investment Officers, Alan Waxman and Joshua Easterly, all of whom have substantial experience in credit origination, underwriting, and asset management. Our investments are also made in coordination with an investment review committee (the “Investment Review Committee”) that includes senior partners of TPG.

Formed in 2009, TOP is TPG’s dedicated special situations and credit investment platform. Management of the Adviser consists primarily of senior executives of TOP. Along with Messrs. Waxman, Easterly and Fishman,

TOP has a team of over 35 dedicated professionals and collectively brings extensive experience in the credit markets and special situations investing; 15 of these professionals dedicate the majority of their time to the Company’s operations as of December 31, 2011.

The Adviser’s address is 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

Certain Relationships and Related Party Transactions

Transactions with Related Persons

Relationship with TPG

Our investment activities are managed by our Adviser, which is responsible for sourcing, researching and structuring potential investments, monitoring our portfolio companies and providing operating, managerial and administrative assistance to the Company and to our portfolio companies as required.

The Adviser is registered under the Advisers Act and is an affiliate of TPG. Other affiliates of TPG are also registered investment advisers and provide investment advisory services to a number of private investment funds. In addition, TPG and its affiliates engage in a broad range of other investment activities, including pursuing investments for their own account and for the account of associated funds and providing other services to these funds and their portfolio companies. The Adviser also holds 18,883 shares of our common stock as of April 16, 2012.

We consider that we benefit from the Adviser’s relationships with TPG, since the Adviser has access to the contacts and industry knowledge of TPG’s investment professionals, and is also able to consult with TPG investment professionals on specific industry issues, trends and other matters to complement our investment process. However, the Adviser and members of the Adviser’s Investment Review Committee are expected to face a number of actual and potential conflicts of interest involving the Company, TPG and other private investment funds affiliated with TPG, including conflicts in the allocation of investment opportunities among the Company and other TPG-affiliated funds as well as in their time and attention requirements as to these other funds. Additionally, various potential and actual conflicts of interest may arise from the overall advisory, investment and other activities of the Adviser, its affiliates, including TPG, and their respective clients.

Allocations of Investment Opportunities

In the ordinary course of conducting its activities, the Adviser and members of the Adviser’s Investment Review Committee are expected to encounter situations in which it must be determined how investment opportunities are allocated among the Company and other investment funds affiliated with TPG. The Adviser, TOP and TPG expect to make all loan origination opportunities to middle-market borrowers (including any equity or equity-like interests connected to such opportunities) available to the Company first.

Obligations to TPG-Affiliated Funds

Members of the Adviser’s senior management and Investment Review Committee are and will continue to be active in other investment funds affiliated with TPG that pursue investment opportunities that could overlap with those pursued by the Company. Under the agreements governing these other investment funds, such investment opportunities may be required to be offered to these funds first. While the investment strategy pursued by these funds may overlap with the investment objective pursued by the Company in certain respects, members of the Adviser’s senior management and Investment Review Committee are generally not required to offer investment opportunities in middle-market loan originations, which is the Company’s primary investment focus, to TPG’s existing funds.

Allocation of Loan Origination Investment Opportunities

Subject to the above, TPG intends to conduct all middle-market loan origination activities through the Company, unless it would not be permissible, advisable or otherwise suitable for the Company to pursue a particular investment opportunity. For example, certain loan origination investment opportunities may not be appropriate for the Company if they might cause the Company to violate asset coverage or concentration limitations imposed by the 1940 Act or the Internal Revenue Code of 1986, as amended (the “Code”), would be ineligible for financing under the Company’s financing arrangements, pose adverse legal, regulatory or tax risks, constrain the Company’s resources to make future investments or would otherwise be inappropriate or inadvisable as an investment for the Company. TPG or TOP may in the future organize a separate investment vehicle aimed specifically at non-U.S. middle-market loan originations or other loan origination opportunities that are inappropriate for the Company. Any such loan origination opportunities not pursued by the Company may then be presented to other TPG-managed or sponsored vehicles, including vehicles managed by TOP investment professionals. Pursuant to certain agreements with our stockholders, the Adviser and its affiliates are not permitted to act as manager of, or the primary source of transactions for, other pooled investment funds, the principal objective of which is to source, originate and manage loans to middle-market companies whose principal business operations are in the United States until the first to occur of (i) April 15, 2015; (ii) the date of an IPO that results in an unaffiliated public float of at least $75 million (a “Qualified IPO”); and, (iii) the time that at least 75% of the investors’ aggregate capital commitments have been contributed to the Company. This restriction will not prevent the Adviser from acting as manager of, or the primary source of transactions for, investment vehicles in which the Company invests or otherwise holds an economic interest.

Allocation of Non-Loan Origination Investment Opportunities

While our primary focus is to generate current income and capital appreciation through direct lending to eligible portfolio companies (i.e., U.S. domiciled, middle-market issuers in which a BDC must invest at least 70% of its total assets), we also may invest up to 30% of our portfolio opportunistically in non-eligible portfolio companies. These non-eligible assets may include, among other things, debt issued by companies located outside the United States, publicly and privately traded debt and equity securities, high yield bonds and other instruments or assets (including consumer and commercial loans).

In the event that TPG is not required to forward a particular investment opportunity to an affiliated fund, then the Company may be permitted to take up such opportunity. The decision to allocate any such opportunity as between the Company and other TPG-managed or TPG-sponsored vehicles will take into account various factors that TPG and the Adviser deem appropriate. It is possible that the Company may not be given the opportunity to participate in certain investments made by other TPG-affiliated funds that would otherwise be suitable for the Company.

If TPG and the Adviser were to determine that an investment is appropriate both for the Company and for one or more other TPG-managed or TPG-sponsored vehicles, the Company would only be able to make any such investments subject to compliance with applicable regulations and interpretations and in accordance with TPG’s allocation procedures. In certain circumstances, co-investments with affiliates may be made only if the Company requests and receives an order from the SEC permitting us to do so.

On November 23, 2011, TSL, the Adviser and certain other TPG affiliates filed an application with the SEC for exemptive relief that if granted would allow TSL to co-invest in certain transactions with affiliates of TPG if certain conditions are met, including prior approval by a majority of the Independent Directors of the Board and the requirement that the terms and conditions of the investment applicable to any affiliates of TPG be the same as those applicable to the Company. There can be no assurance that the SEC will grant the requested exemptive relief or any other relief to allow TSL to co-invest with TPG affiliates.

The Adviser also serves as our administrator. The administrator, on behalf of and at the expense of the Company, may retain one or more service providers that may also be affiliates of TPG to serve as sub-administrator, custodian, accounting agent, investor services agent, transfer agent or other service provider for the Company. Any fees paid by the Company, or indemnification obligations undertaken by the Company, in respect of the administrator and such other service providers that are TPG affiliates will be set at arm’s length and approved by the Independent Directors.

Fees

In the course of our investing activities, we pay fees to the Adviser, incur direct expenses and will reimburse the Adviser for certain expenses it incurs.

Certain Business Relationships

Certain of the current directors and officers of the Company are directors or officers of the Adviser. See “Proposal No. 1 Election Of Directors – Biographical Information.”

Indebtedness of Management

None.

Related Party Transactions

Amended Advisory Agreement and Administration Agreement

We have entered into an Amended Advisory Agreement with our Adviser under which the Adviser:

•	determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

•	identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies);

•	determines the assets we will originate, purchase, retain or sell;

•	closes, monitors and administers the investments we make, including the exercise of any rights in our capacity as a lender or equityholder; and,

•	provides us such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of its funds, including providing operating and managerial assistance to the Company and its portfolio companies, as required.

The Adviser’s services under the Amended Advisory Agreement are not exclusive, and it is free to furnish similar or other services to others so long as its services to us are not impaired.

Under the terms of the Amended Advisory Agreement, we pay the Adviser a base management fee (the “Management Fee”) and may also pay certain incentive fees (the “Incentive Fee”).

For the quarterly periods ended September 30, 2011 and June 30, 2011, the Management Fee was calculated at an annual rate of 1.5% based on the value of the Company’s gross assets at the end of such calendar quarter, adjusted for share issuances and repurchases during such period. Beginning October 1, 2011, and until an initial public offering of our common stock (an “IPO”), the Management Fee is calculated at an annual rate of 1.5% based on the average value of the Company’s gross assets calculated using the values at the end of the two most recently completed calendar quarters, adjusted for any share issuances or repurchases during the period. Management Fees are payable quarterly in arrears and are prorated for any partial month or quarter.

For the year ended December 31, 2011, Management Fees were $1,592,601.

Until such time that we have an IPO, the Adviser has waived its right to receive the Management Fee in excess of the sum of (i) 0.25% of aggregate committed but undrawn capital; and, (ii) 0.75% of aggregate drawn capital (including capital drawn to pay Company expenses) as determined as of the end of any calendar quarter.

For the year ended December 31, 2011, Management Fees of $6,685 were waived.

The Incentive Fee consists of two parts, as follows:

(i)	The first component, payable at the end of each quarter in arrears, will equal 100% of the excess of pre-incentive fee net investment income in excess of a 1.5% quarterly hurdle rate, until the Adviser has received 15% (17.5% subsequent to an IPO) of total net investment income for that quarter, and 15% (17.5% subsequent to an IPO) of all remaining pre-incentive fee net investment income for that quarter.

(ii)	The second component, payable at the end of each fiscal year in arrears, will, prior to an IPO, equal 15% of cumulative realized capital gains from the inception of the Company to the end of such fiscal year, less the aggregate amount of any previously paid capital gain incentive fees for prior periods (the “Capital Gains Fee”). Following an IPO, the Capital Gains Fee will equal a weighted percentage of the Company’s realized capital gains, if any, on a cumulative basis as between the inception of the Company to an IPO and from such IPO to the end of such fiscal year. The weighted percentage is intended to ensure that for each fiscal year following an IPO, the portion of the Company’s realized capital gains that accrued prior to an IPO will be subject to an incentive fee rate of 15% and the portion of the Company’s realized capital gains that accrued following an IPO will be subject to an incentive fee rate of 17.5%.

Notwithstanding the forgoing, if prior to an IPO, cumulative net realized losses from inception of the Company exceed the aggregate dollar amount of dividends paid by the Company through such date, the Adviser will forego the right to receive its quarterly incentive fee payments with respect to pre-incentive fee net investment income until such time that cumulative net realized losses are less than or equal to dividend payments.

The Company accrues Incentive Fees taking into account unrealized gains and losses; however, Section 205(b)(3) of the Advisers Act prohibits the Adviser from receiving the payment of fees until such gains are realized. For the year ended December 31, 2011, Incentive Fees were $346,789.

The December 12, 2011, amendment to the initial advisory agreement was approved by the Company’s Board and its stockholders and December 12, 2011, is the new effective date for the Amended Advisory agreement. The amendment revised the base against which the 1.5% hurdle rate is measured when calculating the Adviser’s entitlement to receive a portion of the Company’s pre-incentive fee net investment income in any given calendar quarter. The amendment applies retroactively to October 1, 2011, and will continue to apply until an IPO.

Our Board monitors the mix and performance of our investments over time and seeks to satisfy itself that the Adviser is acting in our interests and that our fee structure appropriately incentivizes the Adviser to do so.

On March 15, 2011, we entered into an Administration Agreement (the “Administration Agreement”) with our Adviser. Under the terms of the Administration Agreement, the Adviser will provide administrative services to the Company. These services include providing office space, equipment and office services, maintaining financial records, preparing reports to stockholders and reports filed with the SEC, and managing the payment of expenses and the performance of administrative and professional services rendered by others. Certain of these services are reimbursable to the Adviser under the terms of the Administration Agreement. Including initial organization and operating costs, for the year ended December 31, 2011, the Company incurred expenses of $1,826,183 for administrative services payable to the Adviser under the terms of the Administration Agreement.

In addition, the Adviser is permitted to delegate its duties under the Administration Agreement to affiliates or third parties and we will pay or reimburse to the Adviser the expenses incurred by any such affiliates or third parties for work done on our behalf. Expenses incurred by the Adviser on behalf of the Company for the year ended December 31, 2011, were $2,255,690.

Unless earlier terminated as described below, the Amended Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from their respective effective dates and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board, or by the vote of a majority of our outstanding voting securities; and, (ii) the vote of a majority of our Independent Directors. The Amended Advisory Agreement and the Administration Agreement will also automatically terminate in the event of an assignment and may be terminated by either party without penalty upon at least 60 days’ written notice to the other party.

No person who is an officer, director or employee of the Adviser or its affiliates and who serves as a director of the Company receives any compensation from the Company for its services as a director. However, the Company reimburses the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to the Company’s Chief Compliance Officer, Chief Financial Officer, and other professionals who spend time on such related activities (based on the percentage of time such individuals devote, on an estimated basis, to the business and affairs of the Company). Directors who are not affiliated with the Adviser receive compensation for their services and reimbursement of expenses incurred to attend meetings.

The Adviser does not assume any responsibility to us other than to render the services described in, and on the terms of, the Amended Advisory Agreement and the Administration Agreement, and is not responsible for any action of our Board in declining to follow the advice or recommendations of the Adviser. Under the terms of the Amended Advisory Agreement and the Administration Agreement, the Adviser (and its members, managers, officers, employees, agents, controlling persons and any other person or entity affiliated with it) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under the Amended Advisory Agreement, the Administration Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services). The Company shall, to the fullest extent permitted by law, provide indemnification and the right to the advancement of expenses, to each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a member, manager, officer, employee, agent, controlling person of the Adviser or any other person or entity affiliated with the Adviser or is or was a member of the Adviser’s Investment Review Committee, on the same general terms set forth in Article VIII of our Amended and Restated Certificate of Incorporation.

United States federal and state securities laws may impose liability under certain circumstances on persons who act in good faith. Nothing in the Amended Advisory Agreement will constitute a waiver or limitation of any rights that the Company may have under any applicable federal or state securities laws.

We also have a license agreement (the “License Agreement”) with an affiliate of TPG, pursuant to which we have been granted a non-exclusive license to use the TPG name and logo, for a nominal fee, for so long as the Adviser or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we have no legal right to the “TPG” name or logo.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee is required to review and approve any transactions with related persons (as such term is defined in Item 404 of Regulation S-K).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, as defined under the Exchange Act, and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such executive officers, directors and stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us and written representations from our directors and executive officers, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis in 2011.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected KPMG LLP to serve as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2012. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent auditor, we are requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of KPMG LLP as our independent registered public accounting firm. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

KPMG LLP’s representatives are expected to be available telephonically for the Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by our stockholders.

The Board recommends that our stockholders vote “FOR” ratification of the selection of KPMG LLP as our independent registered public accounting firm.

Fees Paid to KPMG LLP

Audit Fees

During the year ended December 31, 2011, the aggregate fees billed by KPMG LLP for the audit of our consolidated financial statements, review of our interim financial statements and other professional services related to SEC registration statements were $310,000. In addition, we reimbursed KPMG LLP $18,076 for out-of-pocket expenses incurred in the performance of the audit.

Audit-Related Fees

During the year ended December 31, 2011, KPMG LLP was not engaged to provide any services related to the performance of the audit or review of our financial statements, but which are not reportable as Audit Fees.

Tax Fees

During the year ended December 31, 2011, no amounts were billed by KPMG LLP for tax compliance, tax advice and tax planning services.

All Other Fees

During the year ended December 31, 2011, there were no other fees billed for services rendered by KPMG LLP not reportable as Audit Fees, Audit-Related Fees or Tax Fees.

The services provided by KPMG LLP described in “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above, were approved by the Audit Committee according to applicable SEC rules. The Audit Committee has determined the rendering of the above-mentioned non-audit services by KPMG LLP was compatible with maintaining our independent registered public accounting firm’s independence.

Auditor Independence

The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined that the provision of such services has not adversely affected KPMG LLP’s independence.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board operates under a written charter adopted by the Board. The Audit Committee is currently composed of Messrs. Ross, Higginbotham and Tanemura.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (US) and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Pre-Approval Policy

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by KPMG LLP, the Company’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such service does not impair the auditor’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and KPMG LLP, the Company’s independent registered public accounting firm, with and without management present. The Audit Committee included in its review results of KPMG’s examinations, the Company’s internal controls, and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s chief executive officer and chief financial officer that are required in periodic reports filed by the Company with the SEC. The Audit Committee is satisfied that the Company’s internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

The Audit Committee also has discussed with KPMG matters relating to KPMG’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Statement of Auditing Standards No. 114 (Auditor’s Communication With Those Charged With Governance). In addition, the Audit Committee has discussed with KPMG their independence from management and the Company, as well as the matters in the written disclosures received from KPMG and required by Public Company Accounting Oversight Board Rule 3520 (Auditor Independence). The Audit Committee received a letter from KPMG confirming their independence and discussed it with them. The Audit Committee discussed and reviewed with KPMG the Company’s critical accounting policies and practices, internal controls, other material written communications to management, and the scope of KPMG’s audits and all fees paid to KPMG during the fiscal year. The Audit Committee has adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by KPMG for the Company. The Audit Committee has reviewed and considered the compatibility of KPMG’s performance of non-audit services with the maintenance of KPMG’s independence as the Company’s independent registered public accounting firm.

Conclusion

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the selection of KPMG LLP to serve as the independent registered public accounting firm for the year ending December 31, 2012.

Respectfully Submitted,

The Audit Committee:

John Ross, Chairman

Richard Higginbotham

Ronald Tanemura

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2012.

The material contained in the foregoing Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OTHER BUSINESS

The Board is not aware of any other matter to be submitted at the Meeting. If any other matter properly comes before the Meeting, the persons named in the enclosed form of proxy generally will have discretionary authority to vote the shares thereby represented in accordance with their judgment.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2013 ANNUAL MEETING

Inclusion of Proposals in Our Proxy Statement and Proxy Card Under the SEC’s Rules

Any proposal of a stockholder intended to be included in our proxy statement and form of proxy/voting instruction card for the 2013 annual meeting of stockholders pursuant to Rule 14a-8 of the SEC’s rules must be received by us no later than December 31, 2012. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. All proposals should be addressed to the Secretary of the Company, David Reintjes, TPG Specialty Lending, Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

Bylaw Requirements for Stockholder Submission of Nominations and Proposals

A stockholder recommendation for nomination of a person for election to our board or a proposal for consideration at our 2013 annual meeting, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws. These requirements are separate from the requirements discussed above to have the stockholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. The item to be brought before the meeting must be a proper subject for stockholder action. Our Bylaws require that the proposal or recommendation for nomination must be received by our Secretary at the above address no later than March 13, 2013, unless the date of our 2013 annual meeting is more than 30 days before or more than 60 days after June 11, 2013, the anniversary of our 2012 annual meeting, in which case notice by the stockholder to be timely must be so received not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made.

ANNUAL REPORTS

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which includes financial statements, is being furnished with this proxy statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE BY TELEPHONE, OVER THE INTERNET OR BY MARKING, SIGNING AND RETURNING YOUR PROXY OR VOTING INSTRUCTION CARD AS SOON AS POSSIBLE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

/s/ David Reintjes
David Reintjes
Secretary and Chief Compliance Officer

PRIVACY PRINCIPLES

We are committed to maintaining the confidentiality, integrity and security of nonpublic personal information relating to investors. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

We may collect nonpublic personal information regarding investors from sources such as subscription agreements, investor questionnaires and other forms; individual investors’ account histories; and correspondence between us and individual investors. We may share information that we collect regarding an investor with our affiliates and the employees of such affiliates for legitimate business purposes, for example, in order to service the investor’s accounts or provide the investor with information about other products and services offered by us or our affiliates that may be of interest to the investor. In addition, we may disclose information that we collect regarding investors to third parties who are not affiliated with us (i) as authorized by our investors in investor subscription agreements or our organizational documents, (ii) as required by law or in connection with regulatory or law enforcement inquiries, or (iii) as otherwise permitted by law to the extent necessary to effect, administer or enforce investor or Company transactions.

Any party that receives nonpublic personal information relating to investors from the Company is permitted to use the information only for legitimate business purposes or as otherwise required or permitted by applicable law or regulation. In this regard, for officers, employees and agents of the Company and its affiliates, access to such information is restricted to those who need such access in order to provide services to the Company and investors. The Company maintains physical, electronic and procedural safeguards to seek to guard investor nonpublic personal information.

Appendix A

TPG SPECIALTY LENDING, INC.

AUDIT COMMITTEE CHARTER

The Board of Directors (“Board”) of TPG Specialty Lending, Inc. (the “Company”) has determined that the Audit Committee of the Board (the “Committee”) shall assist the Board in fulfilling certain of the Board’s oversight responsibilities. The Board hereby adopts this charter (“Charter”) to establish the governing principles of the Committee.

I. Purpose

The primary function of the Committee is to serve as an independent and objective party to assist the Board in fulfilling its oversight responsibilities for the Company’s accounting and reporting processes and the audits of its financial statements by overseeing and monitoring:

a.	The quality and integrity of financial reports and other financial information provided by the Company to governmental bodies or the public and the independent audit thereof.

b.	The Company’s system of internal controls regarding finance, accounting and regulatory compliance.

c.	The material aspects of the Company’s accounting and financial reporting process generally.

d.	The independence, qualifications and performance of the Company’s independent registered public accounting firm (independent accountants), including the lead audit partner.

e.	The compliance by the Company with legal and regulatory requirements.

f.	The performance of the Company’s internal audit function.

The Committee will primarily fulfill these responsibilities by carrying out the responsibilities and duties enumerated in Section V of this Charter.

II.  Scope

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles (“GAAP”). The responsibility to plan and conduct audits is that of the Company’s independent accountants. In fulfilling this responsibility, the independent accountants are ultimately accountable to the Board of the Company and this Committee. The Company’s management has the responsibility to determine that the Company’s financial statements are complete and accurate and in accordance with GAAP. It is also not the duty of the Committee to assure the Company’s compliance with laws and regulations or compliance with the Company’s Code of Ethics or Code of Business Conduct and Ethics. The primary responsibility for these matters also rests with the Company’s management.

In order to fulfill its oversight responsibility, the Committee must be capable of conducting free and open discussions with the valuation committee, management, independent accountants, internal auditors, employees, and others regarding the quality of the financial statements and the system of internal controls.

III.  Membership Requirements

The Committee shall be comprised of three (3) or more directors or members who are not “interested persons” of the Company or of the Adviser as defined in Section 2(a)(19) of the 1940 Act, as determined by the Board, each of whom:

a.	Shall be independent directors or members who are not “interested persons” of the Company or of the Adviser, and free from any material relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

b.	Shall be or shall become (within a reasonable period of time after his or her appointment) “financially literate,” as such qualification is interpreted by the Board.

c.	Shall have a basic understanding of finance and accounting practices and shall be able to read and understand financial statements. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Committee shall meet the requirements of all applicable laws, rules or regulations, in each case, when, as and to the extent applicable to the Company. Though the Company does not currently anticipate listing its shares on a national securities exchange, if and when the Company does list its shares on a national securities exchange, the members of the Committee shall meet the requirements of such exchange. In addition, at least one member of the Committee shall have accounting or related financial management experience.

The members of the Committee shall be elected by the Board annually or until their successors shall be duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

IV.  Meetings

The Committee shall meet at least four times each year, or more frequently as circumstances require. The Chairman of the Committee may call a Committee meeting whenever deemed necessary and shall be responsible for meeting with the independent accountants at their request to discuss the interim financial results. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

V.  Responsibility and Duties

a.	General Responsibilities

To carry out its purposes, the responsibilities of the Committee shall be as follows:

i.	Maintain open communications with the independent accountants, internal auditors, executive management, and the Board.

ii.	Meet separately, from time to time, with management and the independent accountants to discuss matters warranting attention by the Committee.

iii.	Regularly report Committee actions to the Board and make recommendations as the Committee deems appropriate.

iv.	Review the financial results presented in all reports filed with the Securities and Exchange Commission (“SEC”).

v.	Review reports issued by regulatory examinations and consider the results of those reviews to determine if any findings could have a material effect on the Company’s financial statements.

vi.	Discuss the Company’s disclosure, oversight of and conformity with the Company’s Code of Business Conduct and Ethics and Code of Ethics, and matters that may have a material effect on the Company’s financial statements, operations, compliance policies, and programs.

vii.	Review and reassess the adequacy of the Committee’s Charter at least annually and recommend any changes to the full Board of Directors.

viii.	Take other actions required of the Committee by law, applicable regulations, or as requested by the Board.

In discharging its duties hereunder, the Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting, or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee, and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

b.	Responsibilities Regarding the Engagement of the Independent Accountants

i.	The Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountant shall report directly to the Committee.

ii.	Ensure the independence of the independent accountants by:

1.	Having the independent accountant deliver to the Committee at least annually a formal written statement delineating all relationships between the independent accountants and the Company and addressing at least the matters set forth in the Public Company Accounting Oversight Board’s Rule No. 3526; actively engaging in dialogue with the independent accountants about any relationships or services disclosed in such statement that may impact the objectivity and independence of the Company’s independent accountants.

2.	Pre-approving all auditing services and permitted non-audit services (including fees and terms thereof) to be performed for the Company by its independent accountants. See the Policy on Pre-Approval of Audit and Non-Audit Services set forth in Annex A. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

3.	Ensuring the rotation of the lead (or coordinating) audit partner (or, if required by the rules and regulations of the SEC, other employees of the independent accountants) having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

4.	Overseeing compliance with the guidelines set forth in Annex B relating to the Company’s hiring of employees or former employees of the independent accountants who participated in any capacity in the audit of the Company.

iii.	At least annually, obtain and review a report by the independent accountants describing: the firm’s internal control procedures; any material issues raised by the most recent internal quality control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years with respect to one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent accountants and the Company to assess the auditor’s independence.

iv.	The Committee shall review and present its conclusions regarding the independent accountants’ qualifications, performance and, if applicable, its conclusions regarding the rotation of the independent accountants to the Board at least annually.

c.	Responsibilities for Reviewing the Annual External Audit and the Financial Statements

The Committee will:

i.	Request the independent accountants to confirm that they are accountable to the Committee and that they will provide the Committee with timely analyses of significant financial reporting and internal control issues.

ii.	Review with management significant risks and exposures identified by management and management’s steps to minimize them.

iii.	Review the scope of the external audit with the independent accountants.

iv.	Review with management and the independent accountants, as appropriate:

1.	The Company’s internal controls, including computerized information system controls and security.

2.	The Company’s significant accounting policies.

3.	The Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before they are made public.

4.	All alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants.

5.	Material written communications between the independent accountants and management, such as any management letter, management representation letter, or schedule of unadjusted differences.

6.	The Company’s earnings press releases.

v.	After the completion of the annual audit examination, or as needed throughout the year, discuss with management and the independent accountants.

1.	The Company’s annual financial statements and related footnotes, including any adjustments to such statements recommended by the independent accountants.

2.	Any significant findings and recommendations made by the independent accountants with respect to the Company’s financial policies, procedures and internal accounting controls together with management’s responses thereto.

3.	The qualitative judgments about the appropriateness and acceptability of accounting principles, financial disclosures and underlying estimates.

4.	Any significant difficulties or problems with management encountered during the course of the audit.

5.	Any other matters about the audit procedures or findings that generally accepted accounting standards require the auditors to discuss with the Committee.

6.	The form of opinion the independent accountants propose to render to the Board and the Committee and shareholders.

vi.	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls over financial reporting.

vii.	Recommend to the Board whether to include the audited financial statements in the Company’s Form 10-K.

viii.	Issue for public disclosure by the Audit Committee the report required by the SEC to be included in the Company’s annual proxy statement.

d.	Compliance Oversight Responsibilities

i.	Obtain from the independent accountants assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

ii.	Administer the procedures set forth in Annex C relating to the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

iii.	Review all potential conflict-of-interest situations arising in respect to the Company’s affairs and involving the Company’s affiliates or employees, including all transactions with related persons.

VI.  Additional Resources

Subject to the approval of the Board, the Committee shall have the right to use reasonable amounts of time of the Company’s independent registered public accounting firm, outside lawyers and other internal staff and also shall have the right to hire independent experts, lawyers and other consultants to assist and advise the Committee in connection with its responsibilities. The Committee shall keep the Company’s Chief Executive Officer advised as to the general range of anticipated expenses for outside consultants, and shall obtain the concurrence of the Board in advance for any expenditures.

VII.  Disclosure of Charter

The charter will be filed with the SEC.

VIII.  Evaluation

The Committee shall conduct an annual review of the Committee’s performance and recommend changes to the Board as needed.

AUDIT COMMITTEE CHARTER

ANNEX A

Policy on Pre-Approval of Audit and Non-Audit Services

I. Statement of Principles

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm (“Independent Auditor”) in order to assure that the provision of such services to the Company does not impair the auditor’s independence. Unless a type of service to be provided by the Independent Auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

II. Audit Services

The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services, which are those services that only the Independent Auditor reasonably can provide, such as limited quarterly reviews, comfort letters, statutory audits, attest services, reports on internal control over financial reporting required by section 404 of the Sarbanes-Oxley Act, consents, and assistance with and review of documents filed with the SEC.

III. Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the Independent Auditor. All audit-related services must be separately pre-approved by the Audit Committee.

IV. Tax Services

Tax services include tax compliance, tax planning, and tax advice. All tax services must be separately pre-approved by the Audit Committee.

V. All Other Services

The Audit Committee may grant pre-approval to those permissible non-audit services classified as All Other Services that it believes are routine and recurring services, and would not impair the independence of the auditor. Permissible All Other Services must be separately pre-approved by the Audit Committee.

A list of the SEC’s prohibited non-audit services is attached to this policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VI. Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the Independent Auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

VII. Supporting Documentation

With respect to each proposed pre-approved service, the Independent Auditor will provide an engagement letter, which will be provided to the Audit Committee, regarding the specific services to be provided.

VIII. Procedures

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the Chief Financial Officer, and must include a statement as to whether, in his view, the request or application is consistent with the SEC’s rules on auditor independence.

IX. Confirmation

The Independent Auditor will provide a written confirmation of its independence with respect to the Company to the Audit Committee on an annual basis.

Exhibit 1: Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements

•	Financial reporting systems design and implementation

•	Appraisal or valuation services, fairness opinions or contributions-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

AUDIT COMMITTEE CHARTER

ANNEX B

Hiring Guidelines for Employees of the Independent Public Accounting Firm

The Audit Committee has adopted the following practices regarding the hiring by the Company of any employee of its independent public accounting firm who participated in any capacity in the audit of the Company.

1.	No member of the audit team that is auditing the Company can be hired by the Company in a financial reporting oversight role (as defined in the SEC’s Regulation S-X) for a period of one year following association with that audit.

2.	The Company’s Chief Financial Officer shall report annually to the Audit Committee the profile of the preceding year’s hires from the independent accountants.

AUDIT COMMITTEE CHARTER

ANNEX C

Procedures for the Submission of Complaints or Concerns

Regarding Financial Statement Disclosures, Accounting,

Internal Accounting Controls or Auditing Matters

1.	The Company shall forward to the Audit Committee of the Board of Directors any complaints or concerns that it has received regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

2.	The Company shall establish and publish on its website an e-mail address for receiving complaints or concerns related to financial statement disclosures, accounting, internal accounting controls or auditing matters. The Company may engage the services of a third-party service provider to receive such complaints on behalf of the Company via telephone, email, or other appropriate method.

3.	Any employee of the Company may submit, on a confidential, anonymous basis if the employee so desires, any concerns regarding financial statement disclosures, accounting, internal accounting controls, or auditing matters by setting forth such concerns in writing and forwarding them in a sealed envelope to the Chairperson of the Audit Committee, in care of the Chief Compliance Officer, such envelope to be labeled with a legend such as: “To be opened by the Audit Committee only.” Employees may deposit such envelope in the Company’s internal mail system or deliver it by hand to the Chief Compliance Officer. If an employee would like to discuss any matter with the Audit Committee, the employee should indicate this in the submission and include a telephone number at which he or she might be contacted if the Audit Committee deems it appropriate.

4.	The Audit Committee shall review and consider any such complaints and concerns that it has received and take any action that it deems appropriate in order to respond thereto.

5.	The Audit Committee may request special treatment for any complaint or concern, including the retention of outside counsel or other advisors.

6.	The Audit Committee shall retain any such complaints or concerns for a period of no less than 5 years.

7.	The Company’s Code of Business Conduct and Ethics prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve business conduct or ethical concerns.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

TPG Specialty Lending, Inc.

FOR THE ANNUAL MEETING OF STOCKHOLDERS

June 11, 2012

The undersigned stockholder of TPG Specialty Lending, Inc. (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and hereby appoints David Reintjes and David Stiepleman, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of TPG, 888 7th Avenue (between 56th and 57th Streets), 38th Floor, New York, NY 10106 on June 11, 2012, at 1:00 p.m., local time, and at all postponements or adjournments thereof, as indicated on this proxy.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted FOR Proposals 1 and 2, and in the discretion of the proxies with respect to matters described in Proposal 3.

Please vote, sign and date this proxy on the reverse side and return it promptly in the enclosed envelope.

(CONTINUED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS TPG Specialty Lending, Inc. June 11, 2012

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we have provided.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE

Please Detach and Mail in the Envelope Provided

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 and 2.

1. The election of directors.	NOMINEE Richard Higginbotham Ronald Tanemura	FOR ALL ☐ ☐	WITHHOLD ALL ☐ ☐	FOR ALL EXCEPT ☐ ☐

2. To ratify the selection of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2012.	ABSTAIN ☐	FOR ☐	AGAINST ☐

The named proxies are also authorized to transact such other business as may properly come before the 2012 Annual Meeting of Stockholders or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, or administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

SIGNATURE	DATE	SIGNATURE	DATE

IF HELD JOINTLY